                        Consent of Independent Auditors

We hereby consent to the incorporation by reference into Registration Statements on Form S-3 (Nos. 333-31983, 33-47127, 333-03719, 333-71457 and 333-52973) and
related prospectuses and the Registration Statement on Form S-8 (No. 333-53051) of our report dated March 16, 2000, relating to the consolidated financial statements of Sedona Corporation included in the Company's Annual Report on Form 10-K for the year-ended December 31, 1999.


                                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 27, 2000